Exhibit 10.13

Domain Names and Trademarks Pledge Agreement

This Domain Names and Trademarks Pledge Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”) by and by and between Beijing Chukong Aipu Technology Co., Ltd., with registered address at Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing (“Party A”); and Beijing Chukong Technology Co., Ltd., with registered address at B-802, Jia 1 Shuguangxili, Chaoyang District, Beijing (“Party B”).

(Party A and Party B collectively the “Parties”)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC laws, and has the ownership of the domain names and trademarks listed in Schedule I attached hereto (the “Domain Names and Trademarks”);

3.	Party A and Party B have entered into an Exclusive Consulting and Services Agreement and an Intellectual Property Licensing Agreement, each dated as of the date hereof. Party A, Party B and all shareholders of Party B have entered into an Equity Disposal Agreement and Business Operation Agreement, each dated as of the date hereof; and

4.	To ensure normal receipt of service fee and license fee by Party A from Party B owned by Party B and performance of the Equity Disposal Agreement and the Business Operation Agreement, Party B (the “Pledger”) will pledge its ownership of the Domain Names and Trademarks as security for performance of the above agreements in favor of Party A (the “Pledgee”).

NOW, THEREFORE, the Parties hereby agree and intend to be legally bound as follows through friendly negotiations and in the principles of equity and mutual benefit:

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: means all provisions under Article 2 of this Agreement.

1.2	Domain Names and Trademarks: means the domain names and trademarks listed in Schedule I attached hereto.

1.3	Agreements: means the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement, the Business Operation Agreement, and the Intellectual Property Licensing Agreement, each dated as of the date hereof, by Party A, Party B and any other relevant parties thereto.

1.4	Event of Default: means any of the circumstances set forth in Article 7 of this Agreement.

1.5	Notice of Default: means the notice declaring an Event of Default issued by Party A pursuant to this Agreement.

2.	The Pledge

2.1	The Pledger will pledge the domain names and trademarks owned by it in favor of Party A as security for the interests and benefits of Party A under the Agreements.

2.2	The domain names and trademarks pledged under this Agreement will provide security for all fees (including legal fees) and expenses payable to Party A; losses, interests, liquidated damages, indemnities, expenses incurred in pursuing creditor’s claim; the liabilities for Party A when the Agreements are wholly or partially void; each by Party B and its shareholders under the Agreements.

2.3	The Pledge means the entitlement granted to Party A to make priority claim for the proceeds from the discount, auction or sale of the Domain Names and Trademarks pledged in favor of Party A.

2.4	Unless otherwise expressly agreed by Party A after this Agreement becomes effective, the Pledge will not be released unless and until each of Party B and its shareholders has duly performed all of its duties and obligations under the Agreements and such performance is acknowledged by Party A in writing. If Party B or any of its shareholders fails to perform all or any part of its duties or obligations under any of the Agreements upon its expiration, Party A will still have the right to enforce the Pledge until such duties and obligations are wholly performed to the satisfaction of Party A.

3.	Term

3.1	This Agreement and Pledge provided hereunder shall become effective as of the date of signature by each of the Parties hereto; provided, however, that if the Pledge will not be effective without registration with competent authority according to the laws of the PRC, the Parties will promptly effect such registration according to law to make the Pledge effective.

3.2	During the Term of Pledge, if Party B fails to pay the consulting and/or service fees or perform any other terms under the Agreements, Party A may exercise the right to enforce the Pledge pursuant to this Agreement after reasonable notice.

4.	Possession and Custody of Pledge Certificate

4.1	The Pledger will, as soon as commercially possible after the date hereof, deliver the original certificate of its ownership of the Domain Names and Trademarks to the custody of Party A, and deliver to Party A the documents evidencing completion of all approval and registration procedures required under the PRC laws, as well as the Pledge registration certificate from competent authority, if applicable.

4.2	If there is any change to the particulars of the Pledge which is required to be recorded according to law, Party A and Party B will record such change within five business days upon its occurrence and submit relevant change registration.

4.3	During the term of the Pledge, the Pledger may not transfer or license the Domain Names and Trademarks to any third party, unless with agreement of the Pledger and the Pledgee.

5.	Representations and Warranties of the Pledger

The Pledger represents and warrants to Party A as follows as of the date hereof and confirm that Party A’s execution and performance of this Agreement are on reliance of such representations and warranties:

5.1	The Pledger is valid owner of the Domain Names and Trademarks and has the right to pledge the Domain Names and Trademarks in favor of Party A.

5.2	No legal claim or valid interference will occur when Party A exercises the right to enforce or perfect the Pledge under this Agreement during the term hereof.

5.3	Party A has the right to exercise the Pledge according to law and pursuant to this Agreement.

5.4	Execution and performance of its obligations under this Agreement by the Pledger have received requisite corporate power and are in no violation of applicable laws and regulations, and the authorized representative signing this Agreement has received legal and valid authority.

5.5	The Domain Names and Trademarks held by the Pledger is free from any encumbrance or any third party security interest (including without limitation pledge).

5.6	There is no pending or threatened civil, administrative or criminal actions, administrative proceedings or arbitration regarding the Domain Names and Trademarks.

5.7	There is no overdue taxes, expenses, legal proceedings or procedures regarding the Domain Names and Trademarks.

5.8	All terms of this Agreement represent its true expressions and have binding effect upon it.

6.	Covenants of the Pledger

6.1	The Pledger covenants to Party A that during the term of this Agreement, the Pledgers shall:

6.1.1	not transfer the Domain Names and Trademarks, create or permit the existence of any third party security interest or other encumbrance that may affect Party A’s rights and interests in the Domain Names and Trademarks without the prior written consent of Party A;

6.1.2	comply with all applicable laws and regulations, and within 5 days of receipt of any notice, order or advice from relevant competent authorities regarding the Pledge, present such notice, order or advice to Party A, and take any action reasonably instructed by Party A;

6.1.3	promptly notify Party A of any event or notice received by the Pledgers which may affect Party A’s rights to the Domain Names and Trademarks or any portion thereof, as well as any event or notice received by the Pledgers which affect performance of the obligations of the Pledgers under this Agreement, and take any action reasonably instructed by Party A.

6.2	The Pledger agrees that Party A’s exercise of its rights under this Agreement shall not be interrupted or prejudiced by the Pledger or any of its successors or assigns.

6.3	To protect or perfect the security interest granted under this Agreement for the obligations of the Pledger and/or its shareholders under the Agreements, the Pledger hereby undertakes to make all necessary amendments, if applicable, to its articles and the articles of the company, execute in good faith and to cause any other party having an interest in the Pledge to execute all certificates and deeds required by Party A, and/or perform and cause any other party having an interest in the Pledge to take any action required by Party A, provide facility for Party A to exercise its rights of the Pledge, enter into all documents regarding change of ownership of the Domain Names and Trademarks with Party A or any of its nominees, and provide Party A within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Party A.

6.4	The Pledger hereby warrants to Party A that it will comply with and perform all warranties, covenants, agreements and representations for the benefit of Party A. The Pledger shall indemnify Party A for all losses resulting from the failure or partial performance of the warranties, promises, agreements and representations by the Pledger.

7.	Event of Default

7.1	The following circumstances shall be deemed an Event of Default:

7.1.1	The Pledger or any of its successors or assigns fails to pay in full any payment payable under the Agreements, or the Pledger or any of its successors or assigns fails to perform its obligations thereunder;

7.1.2	Any of representations or warranties by the Pledger in Articles 5 and 6 of this Agreement contains material misrepresentations or errors, and/or the Pledger violates any of the representations, warranties or covenants in Articles 5 and 6 of this Agreement;

7.1.3	The Pledger is in material violation of this Agreement;

7.1.4	Except expressly provided under Section 6.1.1, the Pledger abandons the Domain Names and Trademarks pledged under this Agreement or assigns the Domain Names and Trademarks pledged under this Agreement without written consent of Party A;

7.1.5	Any of the loans, guarantees, indemnifications, promises or other debt liabilities of the Pledger is required for accelerated repayment or fails to be repaid or performed when it is due and payable, as a result of which it is in the reasonable belief of Party A that the Pledger’s capability to perform this Agreement has been affected, which will consequently affect the interests of Party A;

7.1.6	The Pledger fails to repay its debts or other liabilities in its ordinary course of business, which will consequently affect the interests of Party A;

7.1.7	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for the Pledger to continue to perform its obligations under this Agreement;

7.1.8	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or materially changed;

7.1.9	There occurs any adverse change to any of the assets owned by the Pledger, as a result of which Party A believes that the Pledger’s capability to perform this Agreement has been affected; and

7.1.10	Any other circumstances under which Party A may not exercise its right with respect to the Pledge according to law.

7.2	The Pledger shall immediately notify Party A in writing upon its knowledge or discovery of occurrence of any circumstances or event which may lead to any of the circumstances described in Section 7.1.

7.3	Unless an Event of Default set forth in this Section 7.1 has been resolved to its satisfaction, Party A may issue a Notice of Default to the Pledger in writing upon the occurrence of the Event of Default or at any time thereafter demanding immediate payment of all amounts due and payable under the Agreements or performance of all or any part of the terms under the Agreements by the Pledgers. If the Pledger or its shareholders fails to correct its default or take any necessary remedy within 10 days upon issue of the Notice of Default, Party A will have the right to enforce the Pledge under Article 8.

8.	Enforcement of the Pledge

8.1	Prior to full payment of the fees and performance of the obligations under the Agreements, the Pledger may not assign the Pledge without written consent of Party A.

8.2	Party A will issue a Notice of Default to the Pledger when it exercises the right to enforce the Pledge.

8.3	Subject to the provisions of Section 7.3, Party A may exercise the right to enforce the Pledge in accordance with Section 7.3 at any time after the issuance of the Notice of Default.

8.4	Party A will have the right to dispose all or any of the Domain Names and Trademarks pledged under this Agreement at discount, by auction or sale, until any fees or other amounts payable under the Agreements are fully paid and each of the Agreements is fully performed.

8.5	When Party A disposes the Pledge in accordance with this Agreement, the Pledger shall not create any obstacle, but shall provide support necessary for Party A to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without prior written consent from Party A, the Pledger may not assign any of its rights and obligations under this Agreement to any third party.

9.2	This Agreement shall be binding upon the Pledger and its successors, and remain valid with respect to Party A and its successors and assigns.

9.3	Party A may at any time assign any and all of its rights and obligations under the Agreements to any third party designated by it, under which circumstance the assign shall have the rights and obligations of Party A under this Agreement. When Party A assigns its rights and obligations under the Agreements and upon Party A’s request, the Pledger shall execute any agreement and/or other document relating to such assignment.

9.4	In the event of any change in the pledgee arising from any assignment, the Pledger and the pledgee will enter into a new pledge agreement and the Pledgers will be responsible to effect all relevant registration procedures.

10.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal fees, production expenses, stamp tax and any other taxes and fees, shall be equally borne by Party A and Party B.

11.	Force Majeure

11.1	“Force Majeure Event” shall mean any event beyond the reasonable control of each of the Parties and unavoidable even if the affected Party takes reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, storms, floods, earthquakes, morning and evening tides, lightning or wars; provided, however, that any shortage of creditability, funding or financing will not be deemed as an event beyond reasonable controls of the affected Party. The affected Party seeking for the exemption of any performance of this Agreement shall forthwith inform the other Party of such event and its proposed measures to make further performance.

11.2	If performance of this Agreement is delayed or interfered due to the any Force Majeure Event, the affected Party will not be held liable for such delay or interference. The affected Party shall take necessary measures to minimize or eliminate any adverse impact from the Force Majeure Event and strive to resume the performance of this Agreement so delayed or interfered. The Parties agree to use their best efforts to restore performance of this Agreement when the Force Majeure Event disappears.

12.	Governing Law and Resolution of Disputes

12.1	The execution, validity, performance, construction of this Agreement, and the resolution of disputes hereunder shall be governed by laws of PRC.

12.2	Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

12.3	Except for the matters under dispute, each of the Parties shall continue to perform their respective obligations under this Agreement in good faith.

13.	Notices

All notices or other correspondences given by either Party pursuant to this Agreement shall be made in writing and may be delivered in person, by registered mail, postage prepaid mail, recognized courier service or facsimile to the following addresses.

If to Party A: Beijing Chukong Aipu Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party B: Beijing Chukong Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang
District, Beijing
Phone:
Fax:

14.	Schedules

The schedules attached hereto shall be an integral part of this Agreement.

15.	Waiver

Party A’s failure or delay to exercise any rights, powers or privileges hereunder shall not operate as a waiver thereof. Any single or partial exercise of its rights, powers or privileges under this Agreement by Party A shall not preclude its further exercise of any other rights, powers or privileges. The rights, remedies, powers and privileges under this Agreement are accumulative and not exclusive of any rights, remedies, powers and privileges under any laws.

16.	Miscellaneous

16.1	Any amendment, change or supplement to this Agreement shall be in writing and shall become effective upon signature and affixture of seal by each of the Parties.

16.2	It is confirmed by the Parties that this Agreement represents fair and reasonable agreements made on the basis of equity and mutual benefits. If any clause hereof is held invalid or unenforceable due its inconsistency with applicable laws in any jurisdiction, such clause shall be invalid or unenforceable only in such jurisdiction and will not have effect upon the remainder of this Agreement.

16.3	This Agreement is written in Chinese in four originals.

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Signature page of Domain Names and Trademarks Pledge Agreement

Party A:	Beijing Chukong Aipu Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Chairman

Party B:	Beijing Chukong Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Director